Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business/Financial Editors:
    Western Goldfields Announces Third-Quarter Results

    <<
    -   Company is evaluating three financing proposals to bring Mesquite
        Mine into production and intends to sign a mandate letter by the end of November
    -   Interim results from drilling program to expand Mesquite Mine resources expected by end of 2006
    -   First gold pour from Mesquite expected by April 2008
    >>

    TORONTO, Nov. 14 /CNW/ - Western Goldfields, Inc. (TSX:WGI, OTC
BB:WGDF.OB) today announced financial results for the three-month and nine-month periods ended September 30, 2006. The Company's financial statements conform to accounting principles generally accepted in the United
States (US GAAP). Dollar amounts are stated in U.S. dollars unless otherwise stated.
    "The first nine months of 2006 have been a very exciting period for
Western Goldfields in which we have made significant progress toward bringing our Mesquite Mine in California into full production," said Mr. Randall
Oliphant, Chairman, Western Goldfields. "In the third quarter, we completed a major milestone with the release of the feasibility study that we had commenced in March. The study confirmed the excellent potential of this unique gold mining opportunity - a fully permitted, multi-million ounce reserve in a politically safe location - with expected average annual production of 165,000 ounces of gold at a total cash cost of approximately $335 per ounce beginning in April 2008."
    "In October 2006, we commenced a 70,000-foot drilling program with the goal of expanding our resources at Mesquite. We expect to receive interim results from this drilling program before the end of 2006," said Mr. Raymond
W. Threlkeld, President and Chief Executive Officer. "We are also evaluating three different project debt proposals. We intend to sign a financing mandate letter by the end of November."
    "We regard the Mesquite Mine as the foundation on which we can create increasing value for the shareholders of Western Goldfields," added Mr.
Oliphant. "Western Goldfields will pursue additional precious metals opportunities that we identify as having similarly exciting potential in our resource industry, particularly in North America."

    Financial Results
    -----------------
    Western Goldfields reports net loss to common shareholders for the 2006 third quarter was $1.985 million, or $0.03 per basic and diluted share from the sale of 3,070 ounces of gold, compared with $2.484 million, or $0.06 per basic and diluted share, for the corresponding 2005 quarter from the sale of
5,244 ounces of gold. For the respective nine-month periods, the net loss was
$8.430 million, or $0.14 per basic and diluted share in 2006 from the sale of
11,445 ounces of gold, compared with $3.882 million, or $0.10 per basic and diluted share, in 2005 from the sale of 19,336 ounces of gold.

    Liquidity and Capital Resources
    -------------------------------
    At September 30, 2006, the Company's cash balance was $3.156 million and working capital was $2.865 million. This represents a significant improvement in the Company's financial position since December 31, 2005 when it reported cash of $52,000 and a working capital deficit of $2.515 million.
    With the improvement in Western Goldfields' stock price subsequent to its restructuring and re-financing in February 2006, the Company's liquidity has been enhanced through the conversion of warrants and the exercise of stock options. In the period up to September 30, 2006, warrants to purchase
5,123,738 shares of common stock were exercised for proceeds to the Company of
$4.986 million. In addition, 500,000 preferred share warrants were exercised to purchase 1,562,500 shares of common stock for proceeds to the Company of
$300,000. The funds are being used to finance expansion plans at the Mesquite
Mine in accordance with the August 2006 feasibility study. During the period from October 1 to October 31, 2006, the Company received a further
$4.631 million on the exercise of 4,631,162 warrants and $66,000 on the exercise of 135,000 options.
    Western Goldfields is currently evaluating three different proposals for project debt financing for the expansion of the Mesquite Mine. The Company intends to sign a mandate letter in November 2006.
    On November 6, 2006, Western Goldfields announced the U.S. Securities and
Exchange Commission had declared effective the Company's Form S-3 Registration
Statement as filed on October 5, 2006. The Company also had filed a short-form shelf prospectus under the multijurisdictional disclosure system in each of the provinces of Canada, except Quebec. The Company may now issue securities in the United States and Canada from time to time through one or more methods of distribution and may raise up to $100 million under this Registration
Statement.

    Further Information
    -------------------
    For further information about the financial results of the Company, see the unaudited interim financial statements of the Company for the three and nine months ended September 30, 2006 and the related management's discussion and analysis, which have been filed on Form 10-QSB with the U.S. Securities and Exchange Commission and the applicable Canadian securities regulatory authorities and are available under the profile of the Company on EDGAR and
SEDAR.

    Western Goldfields, Inc.
    ------------------------
    Under a new, highly experienced, and dynamic management team, Western
Goldfields is a gold producer focused on completing the expansion of its
Mesquite Mine, located in Imperial County, California, and returning the mine to full production. Western Goldfields acquired the Mesquite property in 2003 from Newmont Mining Corporation. Newmont operated the mine until 2001 when it ceased operations, as the low gold prices at that time did not support expansion plans. However, Newmont continued the permitting process for expansion, and the permits were approved in 2002. Western Goldfields has continued producing gold from ore placed on heaps by the previous owners, and expects gold production in 2006 to be about 14,000 ounces.
    Western Goldfields, Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI. The Company currently has 74,954,632 common shares issued and outstanding and 110,911,372 shares of common stock on a fully diluted basis. For further details, please visit
www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------
    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2005 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    <<
                           WESTERN GOLDFIELDS, INC.
                         CONSOLIDATED BALANCE SHEETS

                                                 September 30,  December 31,
                                                     2006           2005
                                                -------------- --------------
                                                  (Unaudited)     (Audited)
                                                                   Restated
    ASSETS
      CURRENT ASSETS
        Cash                                     $  3,156,345   $     52,387
        Receivables                                   151,760         10,179
        Inventories                                   485,412        905,347
        Prepaid expenses                              273,332        308,363
                                                -------------- --------------
          TOTAL CURRENT ASSETS                      4,066,849      1,276,276
                                                -------------- --------------
      Property, plant, and equipment,
       net of accumulated depreciation              4,517,421      4,860,434
      Construction in progress                              -         10,853
      Investments - remediation and reclamation     6,398,913      6,248,220
      Long-term deposits                              326,588        319,286
      Long-term prepaid expenses                    1,047,467      1,161,204
                                                -------------- --------------
          TOTAL OTHER ASSETS                       12,290,389     12,599,997
                                                -------------- --------------
    TOTAL ASSETS                                 $ 16,357,238   $ 13,876,273
                                                -------------- --------------
                                                -------------- --------------
    LIABILITIES & STOCKHOLDERS' EQUITY
      CURRENT LIABILITIES
        Accounts payable                         $    367,767   $    807,009
        Accounts payable to related party              33,694              -
        Accrued expenses                              801,033        650,071
        Dividends payable on preferred stock                -         34,375
        Accrued expenses - related party                    -         45,834
        Loan payable - Romarco                              -        705,186
        Accrued interest                                    -         48,696
        Loan payable, current portion                       -      1,500,000
                                                -------------- --------------
          TOTAL CURRENT LIABILITIES                 1,202,494      3,791,171
                                                -------------- --------------
      LONG-TERM LIABILITIES
        Reclamation and remediation liabilities     4,852,289      6,196,570
                                                -------------- --------------
          TOTAL LIABILITIES                         6,054,783      9,987,741
                                                -------------- --------------
      COMMITMENTS AND CONTINGENCIES

      STOCKHOLDERS' EQUITY
        Preferred stock, $0.01 par value,
         25,000,000 shares authorized;
         nil and 1,000,000 shares issued
         and outstanding, respectively                      -         10,000
        Common stock, $0.01 par value,
         500,000,000 shares authorized;
         69,554,289 and 39,468,051 shares
         issued and outstanding, respectively         695,543        394,681
        Additional paid-in capital                 22,816,127     10,444,652
        Additional paid-in capital preferred                -      2,175,000
        Value of shares to be issued                  547,200              -
        Stock options and warrants                  8,748,953      4,942,188
        Accumulated deficit                       (22,508,165)   (14,077,989)
        Accumulated other comprehensive income          2,797              -
                                                -------------- --------------
          TOTAL STOCKHOLDERS' EQUITY               10,302,455      3,888,532
                                                -------------- --------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 16,357,238   $ 13,876,273
                                                -------------- --------------
                                                -------------- --------------

                           WESTERN GOLDFIELDS, INC.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                             Three Months Ended         Nine Months Ended
                                September 30,             September 30,
                          ------------------------- -------------------------
                              2006         2005         2006         2005
                          ------------ ------------ ------------ ------------
                          (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
                                         Restated                  Restated
    REVENUES
      Revenues from
       gold sales         $ 1,897,155  $ 2,153,160  $ 6,776,098  $ 7,851,647
                          ------------ ------------ ------------ ------------
    COST OF GOODS SOLD
      Mine operating costs  1,680,398    1,599,709    5,551,901    4,761,649
      Mine site
       administration         429,848      376,097    1,106,443    1,079,553
      Selling,
       transportation,
       and refining            10,681        8,423       27,557       28,712
      Depreciation,
       amortization and
       accretion              342,248      290,931      989,492      954,678
      Royalties                72,475       97,677      255,718      700,654
      Reclamation cost
       recovery            (1,459,859)           -   (1,459,859)           -
      Inventory adjustment    118,227       27,764      430,437      791,263
                          ------------ ------------ ------------ ------------
                            1,194,018    2,400,601    6,901,689    8,316,509
                          ------------ ------------ ------------ ------------
    GROSS PROFIT (LOSS)       703,137     (247,441)    (125,591)    (464,862)
                          ------------ ------------ ------------ ------------
    EXPENSES
      General and
       administrative       1,102,603      281,531    3,278,207    1,169,958
      Stock based
       compensation           868,208      186,155    2,638,364      386,016
      Severance costs
       payable in
       common shares          547,200            -      547,200            -
      Exploration -
       Mesquite               171,894            -      748,193            -
      Exploration - Other      79,210       26,424      214,128      143,222
                          ------------ ------------ ------------ ------------
                            2,769,115      494,110    7,426,092    1,699,196
                          ------------ ------------ ------------ ------------
    OPERATING LOSS         (2,065,978)    (741,551)  (7,551,683)  (2,164,058)
                          ------------ ------------ ------------ ------------
    OTHER INCOME (EXPENSE)
      Expenses of Romarco
       merger termination           -            -   (1,225,000)           -
      Interest income          88,839       40,150      267,453      133,263
      Interest expense              -      (82,814)     (20,434)    (177,107)
      Gain on extinguishment
       of debt                      -            -      142,949            -
      Loss on foreign
       exchange                (7,645)           -       (7,645)           -
      (Loss) gain on sale
       of assets                    -            -      (18,837)      26,334
                          ------------ ------------ ------------ ------------
                               81,194      (42,664)    (861,514)     (17,510)
                          ------------ ------------ ------------ ------------
    LOSS BEFORE INCOME
     TAXES                 (1,984,784)    (784,215)  (8,413,197)  (2,181,568)

    INCOME TAXES                    -            -            -            -
                          ------------ ------------ ------------ ------------
    NET LOSS               (1,984,784)    (784,215)  (8,413,197)  (2,181,568)

    PREFERRED STOCK
     DIVIDENDS AND
     DEEMED DIVIDENDS               -   (1,700,000)     (16,979)  (1,700,000)
                          ------------ ------------ ------------ ------------
    NET LOSS TO COMMON
     STOCKHOLDERS          (1,984,784)  (2,484,215)  (8,430,176)  (3,881,568)

    OTHER COMPREHENSIVE
     INCOME
      Foreign currency
       translation
       adjustment               6,610            -        2,797            -
      Forward sales
       derivative mark-
       to-market                    -       60,934            -      445,547
                          ------------ ------------ ------------ ------------
    NET COMPREHENSIVE
     LOSS                 $(1,978,174) $  (723,281) $(8,410,400) $(1,736,021)
                          ------------ ------------ ------------ ------------
                          ------------ ------------ ------------ ------------
    BASIC AND DILUTED NET
     LOSS PER SHARE       $     (0.03) $     (0.06) $     (0.14) $     (0.10)
                          ------------ ------------ ------------ ------------
                          ------------ ------------ ------------ ------------
    WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES
     OUTSTANDING           68,009,489   38,891,809   60,063,849   38,836,700
                          ------------ ------------ ------------ ------------
                          ------------ ------------ ------------ ------------

                           WESTERN GOLDFIELDS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      Nine Months Ended
                                                        September 30,
                                                     2006           2005
                                                -------------- --------------
                                                  (Unaudited)    (Unaudited)
    CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                   $ (8,413,197)  $ (2,181,568)
      Adjustments to reconcile net loss
       to net cash provided (used)
       by operating activities:
        Depreciation                                  807,099        743,170
        Amortization of loan fees                           -        198,632
        Accretion expense                             185,273              -
        Reclamation cost recovery                  (1,459,859)
        Reclamation costs incurred                    (69,695)             -
        (Gain) loss on sale of assets
         and investments                               18,836        (26,334)
        Interest accrued on investments -
         reclamation and remediation                 (150,693)      (121,208)
        Common stock issued for exploration
         assets and services                          136,500              -
        Common stock issuable in respect
         of severance agreements                      547,200              -
        Stock based compensation                    2,638,364        386,016
        Warrants issued for services
         of consultant                                233,000              -
        Cost of extending expiry date of warrants           -          5,333
        Changes in assets and liabilities:
        Decrease (increase) in:
          Accounts receivable                        (141,581)       (11,562)
          Inventories                                 419,935        727,449
          Prepaid expenses                            148,768        289,993
          Long term deposits                           (7,302)        (3,048)
        Increase (decrease) in:
          Accounts payable                           (436,445)       137,108
          Accounts payable - related parties           33,694
          Accrued expenses                            150,962       (176,521)
          Accrued expenses - related parties          (45,835)       (13,718)
          Accrued interest expense                    (48,695)        14,688
                                                -------------- --------------
    Net cash provided (used) by
     operating activities                          (5,453,671)       (31,570)
                                                -------------- --------------
    CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of property & equipment,
       including Construction in Progress            (472,069)       (10,853)
      Proceeds from sale of investments                     -         47,734
                                                -------------- --------------
    Net cash provided (used) by investing
     activities                                      (472,069)        36,881
                                                -------------- --------------
    CASH FLOWS FROM FINANCING ACTIVITIES
      Principal payments on loan                   (2,205,186)    (1,500,000)
     Common stock issued for cash                   4,012,000              -
      Warrants issued for cash                      1,988,000              -
      Exercise of warrants to purchase
       common stock                                 5,286,238              -
      Preferred stock dividends                       (51,354)             -
                                                -------------- --------------
    Net cash provided (used) by
     financing activities                           9,029,698     (1,500,000)
                                                -------------- --------------
    Change in cash                                  3,103,958     (1,494,689)

    Cash, beginning of period                          52,387      1,534,778
                                                -------------- --------------
    Cash, end of period                          $  3,156,345   $     40,089
                                                -------------- --------------
                                                -------------- --------------
    SUPPLEMENTAL CASH FLOW DISCLOSURES:
      Interest paid                              $     69,130   $    162,419
                                                -------------- --------------
                                                -------------- --------------
      Taxes paid                                 $          -   $          -
                                                -------------- --------------
                                                -------------- --------------
    NON-CASH FINANCING AND INVESTING ACTIVITIES:
      Stock options and warrants
       issued for services                       $  2,638,364   $    391,349
      Exploration fees and assets paid
       by issuance of stock                      $    136,500   $          -
    >>

    %SEDAR: 00021587E          %CIK: 0001208038

    /For further information: please visit www.westerngoldfields.com, or contact: Brian Penny, Chief Financial Officer, (416) 324-6002,
bpenny(at)westerngoldfields.com; Julie Taylor Pantziris, Director, Regulatory
Affairs and Investor Relations, (416) 324-6015, jtaylor(at)westerngoldfields.com;
Richard Wertheim, Investor and Media Relations, Wertheim + Company Inc., (416)
594-1600, wertheim(at)wertheim.ca/
    (WGDF WGI.)

CO:  Western Goldfields, Inc.

CNW 16:24e 14-NOV-06